EXHIBIT 23.4
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                      CONSENT OF INDEPENDENT AUDITORS



 We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-3 No. 333-70969) and related Prospectus of LaSalle Partners Incorporated for the registration of 1,150,000 shares of its common stock and to the incorporation by reference therein of our report dated October 20, 1998 with respect to the consolidated financial statements of Jones Lang Wootton - Scotland included in the Current Report on Form 8-K of LaSalle Partners Incorporated dated October 22, 1998 filed with the Securities and Exchange Commission.



                                                /s/ ERNST & YOUNG



 GLASGOW, SCOTLAND


 MARCH 2, 1999